Exhibit 10.1

SECURED DEMAND PROMISSORY NOTE

THIS SECURED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND REGISTRATION OR QUALIFICATION UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO EXEMPTIONS THEREFROM.

Boston, MA

May 7, 2012

FOR VALUE RECEIVED, the undersigned, LUCID, INC., a New York corporation (the “Borrower”), hereby promises to pay, on demand, to NORTHEAST LCD CAPITAL, LLC (“NE”), at such place or places as may be specified by NE, in legal tender of the United States of America, the aggregate unpaid principal amount of TWO MILLION THREE HUNDRED FORTY THOUSAND SEVEN HUNDRED NINETY TWO DOLLARS and EIGHTY-FIVE CENTS($2,340,792.85), or such lesser amount as shall then equal the outstanding principal amount hereunder (the “Principal Amount”), together with interest on the unpaid principal balance to accrue at the Applicable Rate, computed on the basis of the actual number of days elapsed and a year of 365 days, from the date of this Note until the Principal Amount and all interest accrued thereon and all other amounts owed hereunder are paid.  The unpaid Principal Amount, together with any then unpaid accrued interest and all other amounts owed hereunder (the “Outstanding Balance”), shall be due and payable on written demand of NE at any time after the date hereof.

1.                                      Payment of Principal and Interest.  Subject to Section 5 below, this Note will bear simple interest on the amount of the unpaid principal balance from the date hereof until paid in full at an interest rate of 7%, per annum (the “Applicable Rate”).

1.1.                            Application of Payments.  Any payment of this Note shall be deemed to be applied first to the payment of accrued interest and then to the repayment of the Principal Amount.

1.2.                            Prepayment.  The Borrower may prepay this Note in whole or in part at any time, without premium or penalty.

2.                                      Security Interest.

2.1.                            Grant of Security Interest Pursuant to Security Agreement.  Pursuant to that certain Security Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time the “Security Agreement”) and executed by and among the Borrower and NE, the Borrower has granted a security interest in the Collateral (as defined therein) to NE as security for the full and punctual payment of principal and interest when due and payable hereunder (whether upon demand, or otherwise), and any other amounts owing hereunder.

2.2.                            Protective Action.  The Borrower will defend NE’s right, title and interest in and to the Collateral against the claims and demands of all other persons.

2.3.                            Events of Default.  The failure by the Borrower to pay any principal, interest or other amount due under this Note on or before the date the same is due shall be an “Event of Default” for all purposes of this Note.  Upon the occurrence of an Event of Default and so long as such Event of Default shall be continuing, NE may exercise any rights or remedies available to it under the terms of this Note, the Security Agreement, the Maine Uniform Commercial Code and at common law.

2.4.                            Rights and Remedies of NE in an Event of Default.  NE shall have and may exercise any and all rights and remedies afforded to a secured party under the Uniform Commercial Code in effect in the State of

Maine and shall have the right to retain the Collateral in partial or full satisfaction of the Borrower’s obligations under this Note in accordance with the provisions of, and to the extent permitted under, the Maine Uniform Commercial Code.  With respect to the preceding sentence, NE shall, in its sole discretion, to the extent permitted under the Maine Uniform Commercial Code, determine the order in which all or any portion of the assets comprising the Collateral shall be applied in satisfaction of the Borrower’s obligations under this Note.  The remedies of NE as provided herein, or any one or more of them, in law or at equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at NE’s sole discretion, and may be exercised as often as occasion therefor shall occur.

2.5.                            Annulment of Event of Default.  An Event of Default shall not be deemed to be in existence or to be continuing for any purpose under this Note if NE shall have waived such Event of Default in writing or stated in writing that the same has been cured to its reasonable satisfaction, but no such waiver shall extend to or affect any subsequent Event of Default or impair any rights of NE upon the occurrence thereof.

2.6.                            Borrower Waivers.  The Borrower, and all endorsers, sureties, guarantors and accommodation parties of this Note, and all other persons liable or to become liable for all or any part of the indebtedness evidenced hereby, hereby waive, jointly and severally, to the extent not prohibited by applicable law (i) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof), protests, notices of protest and notices of dishonor, (ii) any requirement of diligence or promptness on the part of NE in the enforcement of its rights under the provisions of this Note, (iii) any and all notices of every kind and description which may be required to be given by any statute or rule of law and (iv) any defense of any kind (other than payment) which it may not or hereafter have with respect to its liability under this Note.

2.7.                            Course of Dealing.  No course of dealing between the Borrower and NE shall operate as a waiver of any of the rights under this Note.  No delay or omission on the part of NE in exercising any right under this Note shall operate as a waiver of such right or any other right hereunder.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.  No waiver or consent shall be binding unless it is in writing and signed by NE.

3.                                      Further Assurances.  The Borrower agrees that at any time and from time to time upon the written request of NE, the Borrower will execute and deliver such further documents and do or cause to be done such further acts and things as NE may reasonably request in order to effect the purposes of this Note.

4.                                      Notice.  Any notices, demands or other communications provided for hereunder shall be in writing and (i) delivered or served in person, (ii) sent by facsimile or e-mail or (iii) sent by a nationally-recognized overnight mail carrier (e.g., FedEx) addressed as follows:

(a)                                 If to the Borrower:

Lucid, Inc.

95 Methodist Hill Drive, Suite 500

Rochester, NY 14623

Attn: Martin J. Joyce

Fax:                       (585) 239-9806

Email: mjoyce@lucid-tech.com

with a copy to:

Goodwin Procter LLP
53 State Street
Boston, Massachusetts 02109
Attn:                    Mark D. Smith
Fax:                       (617) 523-1231
Email:            marksmith@goodwinprocter.com

(b)                                 If to NE:

Northeast LCD Capital, LLC

c/o Wesley Crowell

Bergen & Parkinson, LLC

62 Portland Rd., Suite 25

Kennebunk, ME 04043

or to such other address and attention as any of the above shall notify the others in writing in accordance with this Section 4.  Any notice, demand or other communication given by either party shall be deemed to have been rendered or given when the same is delivered to the other party if in person or upon mailing if sent by registered or certified mail or nationally-recognized overnight mail carrier or upon faxing if sent by facsimile.  Any notice or other communication given by the Borrower shall be deemed to have been given upon receipt of the same by NE.

5.                                      Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the Applicable Rate, together with all fees, charges and other amounts which are treated as interest on this Note under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by NE in accordance with applicable law, the Applicable Rate hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of this Note but were not payable as a result of the operation of this Section 5 shall be cumulated and the interest and Charges payable to NE in respect of other periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon shall have been received by NE.

6.                                      Lost, Stolen, Destroyed or Mutilated Note.  Upon presentation of evidence to the Borrower of the loss, theft, destruction or mutilation of this Note and of indemnity arrangements reasonably satisfactory to the Borrower from or on behalf of NE, and upon surrender or cancellation of this Note if mutilated, the Borrower shall make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

7.                                      Amendment.  No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by the Borrower and NE.

8.                                      Successors and Assigns.  This Note shall be binding upon the Borrower and its permitted successors and assigns and shall inure to the benefit of NE and its successors, assigns, heirs, executors, administrators and/or estate.  The Borrower shall not assign or otherwise transfer this Note without the prior written consent of NE, which consent which may be not be unreasonably withheld or delayed by NE.  Prior to the occurrence and continuance of an Event of Default, NE has the right, with the prior written consent of Borrower, to assign or otherwise transfer this Note without the consent of the Borrower.

9.                                      Costs and Expenses.  The Borrower shall pay reasonable, documented, out-of-pocket costs and expenses of collection, including, without limitation, reasonable, documented attorneys’ fees and disbursements in the event that any action, suit or proceeding is brought by NE to collect this Note.

10.                               Governing Law.  This Note shall be governed by the laws of the State of Maine, exclusive of its conflicts of laws principles.

11.                               Consent to Jurisdiction.  The Borrower hereby submits to personal jurisdiction in the Commonwealth of Massachusetts, consents to the non exclusive jurisdiction of any competent state or federal district court sitting in Boston, Massachusetts, and waives any and all rights to raise lack of personal jurisdiction as a defense in any action, suit or proceeding in connection with this Note or any related matter.

12.                               Waiver of Jury Trial. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS NOTE, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR OTHER MODIFICATIONS TO THIS NOTE OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS NOTE.

13.                               Headings.  The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

14.                               Severability.  The terms and provisions of this Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable law by a governmental authority having jurisdiction, such determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Note in any jurisdiction.

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date first above written.

LUCID, INC.

By:	/s/ Martin J. Joyce
	Name:	Martin J. Joyce
	Title:	Chief Financial Oficer